Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

Name	State or Country	Name	State or Country
of Subsidiary	of Incorporation	of Subsidiary	of Incorporation
ACT (Ger) QRS 15-58, Inc.	Delaware	CFP (MD) QRS 11-33, Inc.	Maryland
ACT Grundstücksverwaltungs GmbH &	Germany	CFP Associates	Kentucky
Co. KG		CIP Acquisition Incorporated	Maryland
ACT Grundstücksverwaltungs	Germany	CIP Finance Company (UK) QRS 11-	Delaware
Management GmbH & Co. KG		50, Inc.
Ads2 (CA) QRS 11-41, Inc.	California	Comp (TX) QRS 11-42, Inc.	Delaware
Adva 15 (GA) LLC	Delaware	Comp Delaware LP	Delaware
Adv-QRS 15 (GA) QRS 15-4, Inc.	Delaware	Containers (DE) Limited Partnership	Delaware
Ampd (DE) Limited Partnership	Delaware	Containers (DE) QRS 15-36, Inc.	Delaware
Ampd GP (DE) QRS 15-35, Inc.	Delaware	CPA 15 Finance Company (UK) QRS	Delaware
Ampd LP (DE) Trust	Maryland	15-24, Inc.
Auto (FL) QRS 11-39, Inc.	Florida	Dan (FL) QRS 15-7, Inc.	Delaware
BB (Multi) Limited Partnership	Delaware	Delaware Chip LLC	Delaware
BB 11 (MD)	Maryland	Delaware Comp LLC	Delaware
BBA I Invest SARL	France	Delmo (DE) QRS 11/12-1, Inc.	Delaware
BBA II Invest SARL	France	Delmo (PA) QRS 11-36, Inc.	Pennsylvania
Beaver MM (POL) QRS 15-86, Inc.	Delaware	Delmo 11/12 DE LLC	Delaware
Belgov (DE) QRS 15-66, Inc.	Delaware	Deykin Avenue (UK) QRS 15-22, Inc.	Delaware
Belmet (IL) QRS 11-9, Inc.	Illinois	Dfence (Belgium) 15 Sprl	Belgium
Best (Multi) QRS 11-55, Inc.	Delaware	Dfend 15 LLC	Delaware
BFS (DE) LP	Delaware	DIY Poland Sp. zoo	Poland
BN (CT) QRS 11-57, Inc.	Delaware	DSG (IN) QRS 15-44, Inc.	Delaware
BN (MA) QRS 11-58, Inc.	Delaware	EL Purchaser (CA) QRS 15-85, Inc.	Delaware
Bolder (CO) QRS 11-44, Inc.	Delaware	Energy (NJ) QRS 15-10, Inc.	Delaware
Bolt (DE) Limited Partnership	Delaware	Engines (Ger) QRS 15-90, Inc.	Delaware
Bolt (DE) QRS 15-26, Inc.	Delaware	Finit (FI) LLC	Delaware
Bolt (DE) Trust	Maryland	Fit (CO) QRS 15-59, Inc.	Delaware
Bone (DE) QRS 15-12, Inc.	Delaware	GAL III (IN) QRS 15-49, Inc.	Delaware
Bradford (Jersey) Limited	United Kingdom	GAL III (NJ) QRS 15-45, Inc.	Delaware
Brelade Holdings Ltd	Cyprus	GAL III (NY) QRS 15-48, Inc.	Delaware
BRY-PL (DE) Limited Partnership	Delaware	GB-Act (Ger) Limited Partnership	Delaware
BRY-PL (MD) Trust	Maryland	Gift (VA) LLC	Delaware
BRY-PL GP (DE) QRS 15-57, Inc.	Delaware	Gift (VA) QRS 15-43, Inc.	Delaware
BVNY (DE) LLC	Delaware	Goldfish (DE) LP	Delaware
BVNY (DE) MM QRS 11-63, Inc.	Delaware	GR (TX) GP QRS 11-67, Inc.	Delaware
BVS (NY) QRS 11-64, INC.	Delaware	GR (TX) LP	Delaware
Cards (CA) QRS 11-37, Inc.	Delaware	GR (TX) Trust	Maryland
Cards Limited Liability Company	Delaware	GRC (TX) Limited Partnership	Delaware
Carey Baths (Ireland) Limited	Ireland	GRC (TX) QRS 15-47, Inc.	Delaware
Carey Finance SARL	Luxembourg	GRC (TX) Trust	Maryland
Carlog 1 SARL	France	GRC-II (TX) Limited Partnership	Delaware
Carlog 2 SARL	France	GRC-II (TX) QRS 15-80, Inc.	Delaware
CC (ILVA) GP QRS 11-66, Inc.	Delaware	GRC-II (TX) Trust	Maryland
CC (ILVA) L.P.	Delaware	GS Landlord (MI) LLC	Delaware
CC (ILVA) Trust	Maryland	Gs Member (Mi) QRS 15-89, Inc.	Delaware
Ccare (Multi) GP QRS 11-60, Inc.	Delaware	Hammer (DE) Limited Partnership	Delaware
Ccare (Multi) Limited Partnership	Delaware	Hammer (De) LP QRS 15-33, Inc.	Delaware
CFP (MD) QRS 11-30, Inc.	Maryland	Hammer (DE) QRS 15-32, Inc.	Delaware
CPA®:15 2006 10-K — 72

SUBSIDIARIES OF REGISTRANT (Continued)

Name	State or Country	Name	State or Country
of Subsidiary	of Incorporation	of Subsidiary	of Incorporation
Hinck 15 LP (DE) QRS 15-84, Inc.	Delaware	Pohj Member (Finland) QRS 15-82, Inc.	Delaware
Hinck Landlord (DE) Limited	Delaware	Pol (NC) QRS 15-25, Inc.	Delaware
Partnership		POL-Beaver LLC	Delaware
Hum (DE) QRS 11-45, Inc.	Delaware	QRS 10-1 (ILL), Inc.	Illinois
ICG (TX) Limited Partnership	Delaware	QRS 10-5 (OH), Inc.	Ohio
ICG-GP (TX) QRS 15-3, Inc.	Delaware	QRS 11-29 (TX), Inc.	Texas
ICG-LP (TX) Trust	Maryland	QRS 15-Paying Agent, Inc.	Delaware
ISA Jersey QRS 11-51, Inc.	Delaware	QRS Kroger 11-2 (AR), Inc.	Delaware
Jamesinvest sprl	Belgium	QS (UK) QRS 15-42, Inc.	Delaware
Kiinteisto Oy Tietoie 6	Finland	QS Ark (DE) QRS 15-38, Inc.	Delaware
Kiinteisto Oy Tietokilo 1-2	Finland	QS-Darwen (UK) QRS 15-60, Inc.	Delaware
Labrador (AZ) LP	Delaware	Qshire (Ireland) QRS 15-29, Inc.	Delaware
Learn (IL) QRS 11-53, Inc.	Delaware	Qshire (UK) QRS 15-30, Inc.	Delaware
Logic (UK) QRS 11-49, Inc.	Delaware	Rails (UK) QRS 15-54, Inc.	Delaware
LT Fitness (DE) QRS 15-53, Inc.	Delaware	Randolph/Clinton Limited Partnership	Delaware
Lt Landlord (Mn-Fl) LLC	Delaware	RII (CA) QRS 15-2, Inc.	Delaware
Lt Manager (Mn-Fl) QRS 15-88, Inc.	Delaware	Salted Peanuts (LA) QRS 15-13, Inc.	Delaware
Map Invest 1 SARL	France	Scan (OR) QRS 11-47, Inc.	Delaware
Map Invest 2 SARL	France	SCI BBA Invest	France
Mapi Invest SPRL	Belgium	SCI Carlog	France
Marcourt Investments Incorporated	Maryland	SCI Map Invest	France
Master (DE) QRS 15-71, Inc.	Delaware	SCI Thal Dfence Aubagne	France
MBM-Beef (DE) QRS 15-18, Inc.	Delaware	SCI Thal Dfence Conflans	France
Mechanic (AZ) QRS 15-41, Inc.	Delaware	SCI Thal Dfence Guyancourt	France
Medi (PA) Limited Partnership	Delaware	SCI Thal Dfence Laval	France
Medi (PA) QRS 15-21, Inc.	Delaware	SCI Thal Dfence Ymare	France
Medi (PA) Trust	Maryland	SF (TX) GP QRS 11-61, Inc.	Delaware
Micro (CA) QRS 11-43, Inc.	Delaware	SF (TX) LP	Delaware
MM (UT) QRS 11-59, Inc.	Delaware	SF (TX) Trust	Maryland
Module (DE) Limited Partnership	Delaware	SFC (TN) QRS 11-21, Inc.	Tennessee
MONS (DE) QRS 15-68, Inc.	Delaware	Shaq (DE) QRS 15-75, Inc.	Delaware
Neoserv (CO) QRS 10-13, Inc.	Colorado	Sport (MI) QRS 15-40, Inc.	Delaware
Neoserv (CO) QRS 11-8, Inc.	Colorado	ST (TX) GP QRS 11-63, Inc.	Delaware
One Cabin Interior (FL) QRS 15-9, Inc.	Delaware	ST (TX) LP	Delaware
Optical (CA) QRS 15-8, Inc.	Delaware	ST (TX) Trust	Maryland
Overtape (CA) QRS 15-14, Inc.	Delaware	Stor-Move UH 15 Business Trust	Massachusetts
OX (AL) LLC	Delaware	Suspension (DE) QRS 15-1, Inc.	Delaware
OX-GP (AL) QRS 15-15, Inc.	Delaware	Tissue SARL	France
Pem (MN) QRS 15-39, Inc.	Delaware	Tito (FI) QRS 15-81, Inc.	Delaware
Pet (TX) GP QRS 11-62, Inc.	Delaware	Toys (NE) QRS 15-74, Inc.	Delaware
Pet (TX) LP	Delaware	Uh Storage (De) Limited Partnership	Delaware
Pet (TX) Trust	Maryland	UH Storage GP (DE) QRS 15-50, Inc.	Delaware
Pets 15 (MD)	Maryland	UK Logic LLC	Delaware
Plano (TX) QRS 11-7, Inc.	Texas	Uni-Tech (CA) QRS 15-64, Inc.	Delaware
Plastic (DE) Limited Partnership	Delaware	Unitech (Il) LLC	Delaware
Plastic (DE) QRS 15-56, Inc.	Delaware	Uni-Tech (PA) QRS 15-63, Inc.	Delaware
Plastic (DE) Trust	Maryland	Uni-Tech (PA) Trust	Maryland
PLEX (WI) QRS 11-56, Inc.	Delaware	Uni-Tech (PA), L.P.	Delaware
Plex Trust (MD)	Maryland	UTI (IL) GP QRS 11-69, Inc.	Delaware
Plum (DE) QRS 15-67, Inc.	Delaware	UTI (IL) L.P.	Delaware
Pohj Landlord (Finland) LLC	Delaware	UTI (IL) Trust	Maryland
CPA®:15 2006 10-K — 73

SUBSIDIARIES OF REGISTRANT (Continued)

Name	State or Country
of Subsidiary	of Incorporation
Wadd-II (TN) LP	Delaware
Wadd-II General Partner (TN) QRS 15-19, Inc.	Delaware
WEG (GER) QRS 15-83, Inc.	Delaware
Wegell GmbH & Co. KG	Germany
Wegell Verwaltungs GmbH	Germany
Well (Multi) QRS 15-17, Inc.	Delaware
Well-Mez (Multi) LLC	Delaware
Well-Prop (Multi) LLC	Delaware
Well-Prop II (GA-MD) QRS 15-55, Inc.	Delaware
Wisco (WI) Limited Partnership	Delaware
Wolv (DE) LP	Delaware
Wolv Trust	Maryland
World (DE) QRS 15-65, Inc.	Delaware
Worth (OH-TN) Limited Partnership	Delaware
Worth GP (OH-TN) QRS 15-72, Inc.	Delaware
Worth LP (OH-TN) QRS 15-73, Inc.	Delaware
Wrench (DE) Limited Partnership	Delaware
Wrench (DE) QRS 15-31, Inc.	Delaware
Wrench (DE) Trust	Maryland
Zylinderblock (Ger) LLC	Delaware
CPA®:15 2006 10-K — 74